Filed pursuant to rule 424(b)(3)
 Registration Statement No. 333-214400
Prospectus Supplement No. 1
 (To Prospectus Dated November 10, 2016)
CLS HOLDINGS USA, INC.
1,756,757 SHARES OF COMMON STOCK

Sticker Supplement to Resale Prospectus dated November 10, 2016
This sticker serves to supplement the Resale Prospectus dated November 10, 2016 by providing for forward incorporation by reference into the Resale Prospectus (of which forms a part of Registration Statement No. 333-214400) of filings by CLS Holdings USA, Inc. under the Securities Exchange Act of 1934, as amended.
The following language should be added to the end of the section entitled “Where You Can Find More Information” of the Resale Prospectus (which forms a part of Registration Statement No. 333-214400):
“All documents subsequently filed by CLS Holdings USA, Inc. pursuant to Section 13(a), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering shall be deemed to be incorporated by reference into the Prospectus.”
This sticker is part of the Resale Prospectus and must accompany the Resale Prospectus.
The date of this sticker is November 21, 2016.